Exhibit 99.1
BUSINESS OBJECTS ANNOUNCES
PRELIMINARY Q3 2007 RESULTS
PARIS and SAN JOSE, Calif. – October 7, 2007 – Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 – BOB), the world’s leading provider of business intelligence (BI) solutions, today announced preliminary results for the third quarter of fiscal 2007. In a separate release issued today, the company announced that a tender offer agreement was signed with SAP AG, and that SAP will launch a direct cash tender offer for all outstanding shares, bonds and warrants of Business Objects at €42 (approximately $59.64 at current exchange rates) per share.
Total revenue for the third quarter of 2007 is expected to be approximately $366 to $370 million, with license revenue of approximately $137 to $139 million; and services revenue of approximately $229 to $231 million. U.S. GAAP diluted earnings per share for the third quarter of 2007 are expected to be $0.04 to $0.06. Non-GAAP diluted earnings per share for the third quarter of 2007 are expected to be $0.36 to $0.39.
“We continued to generate double-digit year-over-year total revenue growth in all geographies, however, our license revenue was below expectations, which in turn caused a shortfall in earnings,” said John Schwarz, chief executive officer of Business Objects. “We are disappointed with our results in the third quarter, but we are encouraged that demand for our solutions remains strong. We are confident that we have the best business intelligence solution and the strongest channel to reach the large and growing market for business analytics.”
The revised third quarter expected results for Non-GAAP diluted earnings per share exclude a charge of approximately $7 million for the final settlement of previously disclosed litigation with Decision Warehouse, and approximately $21 million of amortization of intangibles, $13 million of Stock Based Compensation Expense, and $1.4 million of restructuring and in process R & D expenses from acquisitions.
Although not reflected in these preliminary results, the jury award in the ongoing trial with Informatica Corporation has now been reduced to approximately $12 million. The company previously accrued approximately $25 million as a loss contingency relating to the Informatica litigation and is re-evaluating this reserve in light of the ongoing developments in the case.

The estimated third quarter results set forth above do not include any costs or other charges related to the proposed acquisition of Business Objects by SAP AG.
The company currently anticipates releasing its financial results for the third quarter of 2007 on October 24, 2007.
Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because the company is listed on both the Eurolist by Euronext™ in France and the Nasdaq Global Select Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with both US GAAP and International Financial Reporting Standards (“IFRS”). The most significant differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense, the accounting for deferred tax assets on certain intercompany transactions, the accounting for business combinations and the accounting for the convertible bonds that the company issued in May, 2007.
In accordance with French regulations and IFRS, Business Objects filed with the Autorité des Marchés Financiers in France its Document de Référence 2006 on April 6, 2007 under the registration number D.07-0285, which included its consolidated financial statements for the year ended on December 31, 2006, presented in accordance with International Financial Reporting Standards. The Document de Référence 2006 includes the consolidated information that Business Objects published on April 18, 2007 to the Bulletin des Annonces Légales Obligatoires (“BALO”) in France.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as earnings per share information for the third quarter of 2007 included in this press release are different from those otherwise presented under US GAAP as these non-GAAP measures exclude certain charges. These charges include the write-off of in-process research and development, amortization of intangible assets, stock-based compensation expense, restructuring costs and other non-recurring or non-cash charges. The non-GAAP tax rate differs from the US GAAP tax rate due to the elimination of the tax rate effect of the US GAAP expenses that are being eliminated to arrive at the non-GAAP expenses. Business Objects has provided these measures in addition to US GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore are helpful in understanding Business Objects’ underlying operating results. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, US GAAP and these non-GAAP measures may not be comparable to information provided by other companies.
The following table reconciles the non-GAAP diluted earnings per share to US GAAP diluted earnings per share, (numbers are approximate and preliminary):

	Low end of	High end of
	Range	Range
US GAAP diluted EPS	$0.04	$0.06
Amortization of intangibles	$0.15	$0.15
Stock Based Compensation	$0.11	$0.12
Litigation Settlement	$0.05	$0.05
Restructuring and in Process R&D	$0.01	$0.01
Non-GAAP diluted EPS	$0.36	$0.39
Forward-Looking Statements
This release contains forward-looking statements that involve risks and uncertainties concerning the company’s expected financial performance for the third quarter and the company’s expected growth and profitability. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the impact of the proposed acquisition on Business Objects’ future financial results, the parties’ ability to complete the proposed transaction, including the outcome of regulatory reviews of the proposed transaction, the failure to retain key Business Objects employees, customer and partner uncertainty regarding the anticipated benefits of the proposed transaction, the failure of SAP and Business Objects to achieve the anticipated synergies of the proposed transaction, the completion of Business Objects’ preparation, and its independent auditors’ review, of its financial results for the quarter ended June 30, 2007, and other risks detailed in Business Objects’ SEC filings, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which is on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.
Additional Information
The tender offer for the outstanding common stock, the Convertible Bonds and the warrants of Business Objects has not yet commenced. The reference to the tender offer agreement included in this press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any Business Objects securities. The solicitation and the offer to buy shares of Business Objects common stock, the Convertible Bonds and the warrants will be made only pursuant to an offer to purchase and related materials that SAP and its subsidiary intend to file with the SEC on Schedule TO. Business Objects also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer.
Business Objects stockholders and other investors should read the Tender Offer Statement on Schedule TO, the Schedule 14D-9 as well as the Note d’Information and the Note en Réponse to be filed by SAP carefully because these documents will contain important information, including the terms and conditions of the tender offer. Business Objects stockholders and other investors will be able to obtain copies of these tender offer materials and any other documents filed with the AMF from the AMF’s website (amf-france.org) or with the SEC at the SEC’s website at www.sec.gov, in both cases without charge. Materials filed by SAP may be obtained for free at SAP’s web site, www.sap.com. Materials filed by Business Objects may be obtained for free at Business Objects’ web site, www.businessobjects.com. Stockholders and other investors are urged to read carefully all tender offer materials prior to making any decisions with respect to the tender offer.
About Business Objects
Business Objects has been a pioneer in business intelligence (BI) since the dawn of the category. Today, as the world’s leading BI software company, Business Objects transforms the way the world works through intelligent information. The company helps illuminate understanding and decision-making at more than 44,000 organizations around the globe. Through a combination of innovative technology, global consulting and education services, and the industry’s strongest and most diverse partner network, Business Objects enables companies of all sizes to make transformative business decisions based on intelligent, accurate, and timely information.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
The Business Objects logo, BusinessObjects, Crystal Reports, Crystal Decisions, Intelligent Question, and Xcelsius are trademarks or registered trademarks of Business Objects in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.

Business Objects Investor Contacts:	Business Objects Public Relations Contacts:

John Ederer	Philippe Laguerre
Vice President of Investor Relations	Director of Public Relations EMEA
+1 (408) 953 6064	+33 (1) 41 25 38 15
john.ederer@businessobjects.com	philippe.laguerre@businessobjects.com

Edouard Lassalle
Director of Investor Relations EMEA
+33 (1) 41 25 24 33
edouard.lassalle@businessobjects.com

Nina Camera
Senior Manager, U.S. Investor Relations
+1 (408) 953 6138
nina.camera@businessobjects.com